Exhibit 32

CERTIFICATIONS OF

CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Hexcel Corporation (the “Company”) on Form 10-Q for the period ending June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, David E. Berges, Chairman of the Board of Directors, President and Chief Executive Officer of the Company, and Stephen C. Forsyth, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)          The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 9, 2005	/s/ David E. Berges
(Date)	David E. Berges Chairman of the Board of Directors, President and Chief Executive Officer

August 9, 2005	/s/ Stephen C. Forsyth
(Date)	Stephen C. Forsyth Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Hexcel Corporation and will be retained by Hexcel Corporation and furnished to the Securities and Exchange Commission or its staff upon request.